UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 8, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

(Address of Principal Executive Offices)

(737) 289-0835

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 8, 2025, MIRA Pharmaceuticals, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Staff indicating that, based on the Company’s stockholders’ equity of $2,199,750 as of December 31, 2024, the Company does not currently meet the minimum stockholders’ equity requirement of $2.5 million as set forth under Nasdaq Listing Rule 5550(b)(1). Importantly, this notice does not affect the Company’s listing status or the trading of its common stock, which will continue uninterrupted on the Nasdaq Capital Market under the ticker symbol “MIRA.”

In accordance with Nasdaq procedures, the Company has been provided 45 calendar days, or until May 23, 2025, to submit a plan to Nasdaq outlining the actions it intends to take to regain compliance. Upon review, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the notice.

The Company is preparing a plan to restore compliance and is confident in its ability to meet the listing requirements within the allowed timeframe. Among other initiatives, the Company anticipates completing its previously announced acquisition of SKNY Pharmaceuticals, Inc., a transaction expected to include a $5 million capital infusion—composed of cash or equivalent consideration—which will significantly enhance the Company’s balance sheet. The Company is also actively engaged in discussions with strategic investors to further strengthen its capital position. The Company remains highly focused on making sound capital-raising decisions that align with its long-term vision and protect shareholder value.

Additionally, the Company is progressing its Phase 1 clinical trial for Ketamir-2, its next-generation oral ketamine analog for neuropathic pain. The first subject has been successfully dosed, and the trial is advancing smoothly. Early data also shows promise in the drug’s topical formulation, which may further broaden its clinical utility.

The Company remains committed to advancing its neuroscience pipeline and near-term regulatory milestones. The Company is also excited about the potential of SKNY-1 as a novel therapeutic candidate for obesity and smoking cessation—two areas of significant unmet medical need. These combined efforts are expected to support continued listing and drive long-term shareholder value.

Cautionary Note Regarding Forward Looking Statements

The Form 8-K contains “forward-looking statements,” which are statements other than historical facts made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any statements in this Form 8-K that are not historical facts may be deemed forward-looking. These forward-looking statements include, without limitation, statements regarding the anticipated benefits of the study results described herein as well as the timing for the Company’s other preclinical studies, the filing of an IND for Ketamir-2 or the Company’s anticipated acquisition of SKNY Pharmaceuticals, Inc. Any forward-looking statements in this Form 8-K are based on the Company’s current expectations, estimates, and projections only as of the date of this filing and are subject to a number of risks and uncertainties (many of which are beyond the Company’s control) that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These and other risks concerning the Company’s programs and operations are described in additional detail in the Annual Report on Form 10-K for the year ended December 31, 2024, and other SEC filings, which are on file with the SEC at www.sec.gov and the Company’s website at https://www.mirapharmaceuticals.com/investors/sec-filings. The Company explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACUTICALS, INC.

Dated: April 11, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer